Exhibit 35.1
SERVICING COMPLIANCE STATEMENT
In connection with the Annual Report on Form 10-K of Santander Drive Auto Receivables Trust 2010-2 for the fiscal year ending December 31, 2010 (the “Report”), the undersigned, a duly authorized officer of Santander Consumer USA Inc. (the “Servicer”), does hereby certify and represent that:
1.
A review of the activities and performance of the Servicer under the Sale and Servicing Agreement, dated as of August 25, 2010, among Santander Drive Auto Receivables LLC, Santander Consumer USA Inc., Santander Drive Auto Receivables Trust 2010-2 and Wells Fargo Bank, National Association (the “Agreement”) during the period that is the subject of the Report has been made under my supervision.

2.
To the best of my knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Agreement in all material respects throughout the period that is the subject of the Report.

SANTANDER CONSUMER USA INC.

By:	/s/ Jason Kulas

	Name:	Jason Kulas
	Title:	Chief Financial Officer
	Date:	March 30, 2011